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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

[x] PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of Earliest Event Reported)     December 3, 2003
                                                         ----------------

         Commission file number   333-76723
                                  ---------


                                 SIMMONS COMPANY
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             (Exact name of registrant as specified in its charter)

         Delaware                              06-1007444
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(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)


One Concourse Parkway, Suite 800, Atlanta, Georgia            30328-6188
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    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code            (770) 512-7700
                                                     ---------------------------

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ITEM 5. OTHER EVENTS.

     In a press release dated December 3, 2003, THL Bedding Company ("THL Bedding") announced that, in connection with its previously announced acquisition (the "Acquisition") of Simmons Company (the "Company"), THL Bedding has received the requisite consents to amend the indenture relating to the Company's $150,000,000 aggregate principal amounts of 10-1/4% Senior Subordinated Notes due 2009 (the "Notes"). Specifically, the Company received consents from holders representing approximately 94% of the outstanding Notes.

ITEM 7. FINANCIAL STATAEMENTS AND EXHIBITS.

        c) Exhibits

              99.1 Press release, dated December 3, 2003, announcing THL Bedding has received the requisite consents to amend the indenture relating to the Company's Notes. Specifically, the Company received consents from holders representing approximately 94% of the outstanding Notes.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                 SIMMONS COMPANY

By:                      /s/ William S. Creekmuir
              ------------------------------------------------
                             William S. Creekmuir
              Executive Vice President and Chief Financial Officer

Date:         December 5, 2003


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                                 EXHIBIT INDEX

Exhibit
Number                          Exhibit Name
-------                         ------------

99.1 Press release, dated December 3, 2003, announcing THL Bedding has received the requisite consents to amend the indenture relating to the Company's Notes. Specifically, the Company received consents from holders representing approximately
                94% of the outstanding Notes.